SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                            TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):    May 26, 2005
                                                  -----------------------------

                               CirTran Corporation
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State of Other Jurisdiction of Incorporation)


                0-26059                         68-0121636
        (Commission File Number)        (IRS Employer Identification No.)


               4125 South 6000 West, West Valley City, Utah 84128
               (Address of Principal Executive Offices) (Zip Code)


                                  801.963.5112
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)




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Item 1.01         Entry into a Material Definitive Agreement
Item 2.03         Creation of a Direct Financial Obligation
Item 3.02         Unregistered Sales of Equity Securities

Sale of Convertible Debenture

         On May 26, 2005, CirTran Corporation (the "Company") entered into a securities purchase agreement (the "Purchase Agreement") with Highgate House Funds, Ltd., a Cayman Island exempted company (the "Investor"), relating to the sale by the Company of a 5% Secured Convertible Debenture, due December 31, 2007, in the aggregate principal amount of $3,750,000 (the "Debenture").

         In connection with the purchase of the Debenture, the Company used $2,265,000 to repay two promissory notes to Cornell Capital Partners, LP ("Cornell"), one in the amount of $1,700,000, and the other in the amount of $565,000.

         The Company also paid a commitment fee of $240,765.11, a structuring fee of $10,000 to the Investor, and legal fees of $5,668.17. As such, of the total purchase amount of $3,750,000, the net proceeds to the Company were $1,228,566.72. The Company will use these proceeds for general corporate and working capital purposes, in its discretion.

         The Debenture bears interest at a rate of 5%. The Investor is entitled to convert, at its option, all or part of the principal amount owing under the Debenture into shares of the Company's common stock at a conversion price equal to the lesser of (a) $0.10 per share, or (b) an amount equal to the lowest closing bid price of the Common Stock as listed on the OTC Bulletin Board, as quoted by Bloomberg L.P. for the twenty (20) trading days immediately preceding the conversion date. Except as otherwise set forth in the Debenture, the Investor's right to convert principal amounts owing under the Debenture into shares of the Company's common stock is limited as follows:

(i) The Investor may convert up to $250,000 worth of the principal amount plus accrued interest of the Debenture in any consecutive 30-day period when the market price of the Company's stock is $0.10 per share or less at the time of conversion;
(ii) The Investor may convert up to $500,000 worth of the principal amount plus accrued interest of the Debenture in any consecutive 30-day period when the price of the Company's stock is greater than $0.10 per share at the time of conversion, provided, however, that the Holder may convert in excess of the foregoing amounts if the Company and the Holder mutually agree; and
(iii) Upon the occurrence of an event of default (as defined in the Debenture), the Investor may, in its sole discretion, accelerate full repayment of all debentures outstanding and accrued interest thereon or may, notwithstanding any limitations contained in the Debenture and/or the Purchase Agreement, convert the Debentures and accrued interest thereon into shares of the Company's common stock pursuant to the Debenture.

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         Under the terms of the Debenture, except upon an event of default as defined in the Debenture, the Investor may not convert the Debenture for a number of shares of common stock in excess of that number of shares of common stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Investor and its affiliates to exceed 4.99% of the outstanding shares of the common stock following such conversion.

         Pursuant to the Debenture, interest is to be paid at the time of maturity or conversion. The Company may, in its option, pay accrued interest in cash or in shares of its common stock. If paid in stock, the conversion price shall be the closing bid price of the common stock on either (i) the date the interest payment is due; or (ii) if the interest payment is not made when due, the date on which the interest payment is made.

         Also pursuant to the Debenture, the Company has the right to redeem, by giving 3 days' written notice to the Investor, a portion or all of the Debenture then outstanding by paying an amount equal to one hundred five percent (105%) of the amount redeemed plus interest accrued thereon. In the event that the Company redeems only a portion of the outstanding principal amount of the Debenture, the Investor may convert all or any portion of the unpaid principal or interest of the Debenture not being redeemed by the Company. Additionally, if after the earlier to occur of (x) fifteen (15) months following the date of the purchase of the Debenture or (y) twelve (12) months following the date on which the initial registration statement is declared effective, all or any portion of the Debenture remains outstanding, then the Company, at the request of the Investor, shall redeem such amount outstanding at the rate of five hundred thousand dollars ($500,000) per each 30-day period. Finally, upon the occurrence of an event of default as defined in the Debenture, the Investor can convert all outstanding principal and accrued interest under this Debenture irrespective of any of the limitations set forth in the Debenture and/or the Purchase Agreement, and in such event, all such principal and interest shall become immediately due and payable.

         In connection with the Purchase Agreement, the Company and the Investor entered into an investor registration rights agreement (the "Registration Rights Agreement"), pursuant to which, the Company agreed to file, within 120 days of the closing of the purchase of the Debenture, a registration statement to register the resale of shares of the Company's common stock issuable to the Investor upon conversion of the Debenture. The Company agreed to register the resale of up to 100,000,000 shares, and to keep such registration statement effective until all of the shares issuable upon conversion of the Debenture have been sold. In the event that the Company issues more than 100,000,000 shares of its common stock, it will file additional registration statements as necessary.

         The Company and the Investor also entered into a security agreement (the "Security Agreement"), pursuant to which the Company pledged all of its property, including goods; inventory; contract rights and general intangibles; documents, receipts, and chattel paper; accounts and other receivables; products and proceeds; and any interest in any subsidiary, joint venture, or other investment interest to secure the Company's obligation under the Debenture and the related agreements.

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

         The Company and the Investor also entered into an escrow agreement (the "Escrow Agreement") relating to the holding and disbursement of payment of the purchase price of the Debenture and cash payments made by the Company in payment of the obligations owing under the Debenture. The Company and the Investor appointed David Gonzalez as the Escrow Agent under the Escrow Agreement.

         As of the date of this Current Report, no amount of the Debenture had been converted and no shares of the Company's common stock had been issued to the Investor. The Company sold the Debenture without registration under the Securities Act of 1933, as amended (the "1933 Act") in reliance on Section 4(2) of the 1933 Act, and the rules and regulations promulgated thereunder. Upon future conversions, if any, of the Debenture into shares of the Company's common stock, the Company intends to issue the shares without registration under the 1933 Act in reliance on Section 4(2) of the 1933 Act, and the rules and regulations promulgated thereunder. As noted above, the Company anticipates that any resales by the Investor of the shares issued upon conversion of the Debenture will be made pursuant to a registration statement to be filed by the Company.

Item 1.02         Termination of a Material Definitive Agreement

         On May 26, 2005, the Company also entered into a termination agreement (the "Termination Agreement") with Cornell to terminate the Standby Equity Distribution Agreement (the "SEDA"), dated as of May 12, 2004, together with the related registration rights agreement, escrow agreement, and placement agent agreement. The Company and Cornell agreed that none of the parties to those agreements would have any rights or obligations under the agreements, except that any fees previously paid would be retained by the recipient. The Company did not receive any funds in connection with the SEDA and did not issue any shares of stock in connection with the SEDA.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements. None.

         (b) Pro Forma Financial Information. Not Applicable.

(c) Exhibits.

          99.1 Securities Purchase Agreement between CirTran Corporation and Highgate House Funds, Ltd., dated as of May 26, 2005.

          99.2 Form of 5% Convertible Debenture, due December 31, 2007, issued by CirTran Corporation.

          99.3 Investor    Registration   Rights   Agreement   between   CirTran
               Corporation and Highgate House Funds, Ltd., dated as of May 26, 2005.

          99.4 Security Agreement between CirTran Corporation and Highgate House Funds, Ltd., dated as of May 26, 2005.

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          99.5 Escrow  Agreement  between  CirTran  Corporation,  Highgate House
               Funds, Ltd., and David Gonzalez dated as of May 26, 2005.

          99.6 Termination Agreement between CirTran Corporation and Cornell Capital Partners, LP, dated as of May 26, 2005.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CirTran Corporation


Date: June 3, 2005            By:  /s/ Iehab Hawatmeh
      --------------               -------------------------------------------
                                      Iehab J. Hawatmeh, President